UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Hill-Rom Holdings, Inc. (the "Corporation") held its annual meeting of shareholders on March 8, 2011. The final results of the votes taken at the annual meeting were as follows:

Proposal 1: Election of three members to the Board of Directors to serve one year terms expiring at the 2012 annual meeting of the stockholders:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Charles E. Golden	47,118,667	3,976,039	6,114,652
W. August Hillenbrand	50,795,542	299,164	6,114,652
Joanne C. Smith, M.D.	44,621,976	6,472,730	6,114,652

Proposals 2 - 5

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
2. To approve, by non-binding advisory vote, the executive compensation disclosed in the Corporation's proxy statement.	43,739,907	6,923,400	431,399	6,114,652

3. To recommend, by non-binding advisory vote, that executive compensation votes be held every:
1 year	44,956,982		410,356	6,114,652
2 years	584,937
3 years	5,142,431

4. To approve the Corporation's Short Term Incentive Plan.	47,293,615	3,362,445	438,646	6,114,652

5. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for fiscal year 2011.	56,298,908	888,869	21,580

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: March 10, 2011	BY:	/s/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of Corporate Affairs, Chief Legal Officer and Secretary